Exhibit 4(b)


         Silicon Valley Bank

AMENDMENT TO QUICKSTART LOAN AND SECURITY AGREEMENT

Borrower:     Sandbox Entertainment      Address: 2231 East Camelback, Suite 324
              Corporation                         Phoenix, AZ  85016

Date:         September 15, 1997
         ----------------------------

THIS AMENDMENT TO QUICKSTART LOAN AND SECURITY AGREEMENT IS ENTERED INTO ON THE ABOVE DATE BETWEEN SILICON VALLEY BANK ("SILICON"), WHOSE ADDRESS IS 3003 TASMAN DRIVE, SANTA CLARA, CALIFORNIA 95054 AND THE BORROWER NAMED ABOVE (JOINTLY AND SEVERALLY, THE "BORROWER"), WHOSE CHIEF EXECUTIVE OFFICE IS LOCATED AT THE ABOVE ADDRESS ("BORROWER'S ADDRESS").

                  The parties hereto agree to amend the QuickStart Loan and Security Agreement between them dated September 5, 1996 (the "Loan Agreement"), effective as of the date hereof, as follows: Capitalized terms used but not defined herein shall have the same meanings set forth in the Loan Agreement.

                  1. Amended Schedule.The Schedule to the Loan and Security Agreement is amended effective on the date hereof, to read as set forth in the Amended Schedule to QuickStart Loan and Security Agreement attached hereto.

                  2. Facility Fee. Borrower shall pay to Silicon a fee in the amount of $0.0.

                  3. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

                  4. General Provisions. This Amendment, the Loan Agreement, and any prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and other written documents between Silicon and borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements, and understandings between the parties with respect to the subject matter hereof. Except as expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreement between Silicon and Borrower shall remain in full force and effect and the same are hereby ratified and confirmed.

Borrower:
         SANDBOX ENTERTAINMENT CORPORATION
         ---------------------------------

         By  /s/ Mark Gorchoff            .
             ------------------------------
                  President or Vice President
             Mark Gorchoff, Chief Financial Officer
Silicon:
         SILICON VALLEY BANK

         By         /s/ Kevin Conway                  .
            -------------------------------------------
            Title            Vice President            .
                 ---------------------------------------

         Silicon Valley Bank


Amended Schedule to
QuickStart Loan and Security Agreement (Master)

BORROWER:      Sandbox Entertainment Corporation

Date:          September 15, 1997
         ----------------------------

         This Amended and Restated Schedule is an integral part of the QuickStart Loan and Security Agreement between Silicon Valley Bank ("Silicon") and the above-named borrower ("Borrower") dated as of September 5, 1996, as may be further amended from time to time.

Credit Limit (Aggregate)
(Section 1):                        $500,000.00 (includes,  without limitations,
                                    Equipment Advances, if any, and the Merchant
                                    Services Business Credit Card Reserve)

Interest Rate (Section 1):          A rate equal to the  "Prime  Rate" in effect
                                    from  time to time,  plus  1.5%  per  annum.
                                    Interest shall be calculated on the basis of
                                    a 360-day year for the actual number of days
                                    elapsed.   "Prime   Rate"   means  the  rate
                                    announced  from time to time by  Silicon  as
                                    its  "prime  rate;"  it is a base  rate upon
                                    which  other  rates  charged by Silicon  are
                                    based,  and it is not  necessarily  the best
                                    rate available at Silicon. The interest rate
                                    applicable to the  Obligations  shall change
                                    on each date  there is a change in the Prime
                                    Rate.  Maturity  Date  (Section 4): March 5,
                                    1998

Other Locations and Addresses
(Section 3.2)                       2720 E. Camelback Road
                                    ----------------------

Other Agreements:                   Borrower also agrees as follows:

                                    1. Loan Fee. Borrower shall concurrently pay
                                    Silicon a non-refundable Loan fee in the amount of $0.0

                                    2. Banking  Relationship.  Borrower shall at
                                    all  times  maintain  its  primary   banking
                                    relationship with Silicon.

Borrower:                                    Silicon:

SANDBOX ENTERTAINMENT CORP.                  SILICON VALLEY BANK


By   /s/ Mark Gorchoff                       By   /s/  Kevin Conway
   ----------------------------------------     -------------------------
   Mark Gorchoff, Chief Financial Officer       Title       Vice President
                                                      --------------------------